Exhibit 3.9

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF “LIZ CLAIBORNE ACCESSORIES-SALES, INC.”, CHANGING ITS NAME FROM “LIZ CLAIBORNE ACCESSORIES-SALES, INC.” TO “ADELINGTON DESIGN SALES GROUP INC.”, FILED IN THIS OFFICE ON THE FIFTH DAY OF MARCH, A.D. 2012, AT 2:26 O’CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
Jeffrey W. Bullock, Secretary of State
2079661 8100 120274513	AUTHENTICATION: 9411101 DATE: 03-06-12
You may verify this certificate online
at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:26 PM 03/05/2012
FILED 02:26 PM 03/05/2012
SRV 120274513 - 2079661 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Liz Claiborne Accessories-Sales, Inc resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “ 1 ” so that, as amended, said Article shall be and read as follows:

The name of the Corporation is Adelington Design Sales Group Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 5th day of March, 2012.

By:	/s/ Christopher T. DiNardo
Authorized Officer

Title:	VP, Deputy General Counsel

Name:	Christopher T. DiNardo
Print of Type

Delaware

The First State

I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “LIZ CLAIBORNE ACCESSORIES - SALES, INC ” AS RECIEVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

CERTIFICATE OF INCORPORATION, FILED THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1985, AT 9 O’CLOCK A.M.

CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE FIFTEENTH DAY OF JANUARY, A.D. 2004, AT 12:43 O’CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “LIZ CLAIBORNE ACCESSORIES - SALES, INC. ”:

/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
2079661 8100H 081177829	AUTHENTICATION: 7011595 DATE: 12-09-08
You may verify this certificate online
at corp. delaware.gov/authver.shtml

CERTIFICATE OF INCORPORATION

OF

LIZ CLAIBORNE ACCESSORIES-SALES, INC.

1.                        The name of the Corporation is Liz Claiborne Accessories-Sales, Inc.

2.                        The address of the registered office of the Corporation in Delaware is 306 South State Street, City of Dover, County of Kent, and the name of the registered agent of the Corporation at such address is the United States Corporation Company.

3.                        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.                        The total number of shares of stock which the Corporation is authorized to issue is 200 shares of common stock, par value $1.00 per share.

5.                        The name and mailing address of the incorporator is as follows:

Name	Mailing Address

Roberta Schuhalter Karp	919 Third Avenue
New York, New York 10022

6.                        Except as required in the By-Laws no election of directors need be by written ballot.

7.                        The Board of Directors shall have the power to make, alter, or repeal By-Laws subject to the power of the stockholders to alter or repeal the By-Laws made or altered by the Board of Directors.

Signed at New York, New York

on December 26, 1985.

/s/ Roberta Schuhalter Karp
Roberta Schuhalter Karp
Sole Incorporator